Registration No. 333-

As filed with the Securities and Exchange Commission on October 6, 2000


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   The Securities Act of 1933

                      SHOPKO STORES, INC.
       (Exact Name of Registrant as Specified in Charter)

            Wisconsin                             41-0985054
     (State of Incorporation)          (I.R.S. Employer Identification No.)

         700 Pilgrim Way
      Green Bay, Wisconsin                        54307-9060
(Address of Principal Executive Offices)          (Zip Code)
               ____________________________________

                        SHOPKO STORES, INC.
                     2000 EXECUTIVE LONG TERM
                          INCENTIVE PLAN
               ____________________________________

                       William J. Podany
        Chairman, President and Chief Executive Officer
                      ShopKo Stores, Inc.
                        700 Pilgrim Way
                Green Bay, Wisconsin 54307-9060
                         (920) 429-2211
(Name, address and telephone number, including area code, of agent for service)

                        With copies to:
                      Randall J. Erickson
                      Godfrey & Kahn, S.C.
                     780 North Water Street
                  Milwaukee, Wisconsin  53202

                CALCULATION OF REGISTRATION FEE

Title of           Amount       Proposed           Proposed        Amount of
securities to      to be     maximum offering  maximum aggregate  registration
be registered    registered  price per share    offering price        fee

Common Stock,
$.01 par value    300,000       $10.50(1)           $3,150,000      $832(1)

(1) The registration fee is calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The registration fee is based on the average of the high and low price of a share of ShopKo Stores, Inc. common stock on October 3,
     2000 on the New York Stock Exchange, as reported in the Midwest Edition of The Wall Street Journal on October 4, 2000.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

           The following documents are incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 2000.

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 29, 2000.

          (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 29, 2000.

          (d)  The Registrant's Current Report on Form 8-K dated
     May 4, 2000.

          (e)  The Registrant's Current Report on Form 8-K dated
     June 16, 2000.

          (f) The description of the Registrant's common stock contained in the Registrant's Registration Statement pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          All   documents  subsequently  filed  by  the
     Registrant pursuant to Sections 13(a),  13(c),  14
     and  15(d) of the Exchange Act prior to the filing
     of a post-effective amendment which indicates that
     all   shares  offered  have  been  sold  or  which
     deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

           Section  180.0851 of the Wisconsin  Business
     Corporation   Law   (the   "WBCL")   requires    a
     corporation to indemnify a director or officer, to
     the extent such person is successful on the merits
     or  otherwise in the defense of a proceeding,  for
     all    reasonable   expenses   incurred   in   the
     proceeding,  if such person was a  party  to  such
     proceeding  because he or she was  a  director  or
     officer  of  the corporation.  In  cases  where  a
     director  or  officer  is not  successful  on  the
     merits   or   otherwise  in  the  defense   of   a
     proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes:
     (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

           Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a corporation's articles of incorporation or by-laws, a written agreement between the director or officer and the corporation or a resolution of the board of directors or the shareholders.

           Unless otherwise provided in the articles of
     incorporation or by-laws, or by written  agreement
     between   the   director  or   officer   and   the
     corporation,   an  officer  or  director   seeking
     indemnification is entitled to indemnification  if
     approved  in  any  of  the  following  manners  as
     specified in Section 180.0855 of the WBCL:  (i) by
     majority  vote  of a disinterested quorum  of  the
     board  of  directors,  or  if  such  disinterested
     quorum cannot be obtained, by a majority vote of a
     committee  of two or more disinterested directors;
     (ii)  by  independent legal counsel  chosen  by  a
     quorum of disinterested directors or its committee
     (or   if  unable  to  obtain  such  a  quorum   or
     committee, by a majority vote of the full board of
     directors);  (iii) by a panel of three arbitrators
     (one   of  which  is  chosen  by  those  directors
     entitled  to  choose independent  legal  counsel);
     (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method provided for in any additional right of indemnification permitted in Section 180.0858 of the WBCL.

          Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation, pursuant to Section
     180.0853 of the WBCL, at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required or that indemnification is not ordered by a court.

          Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

            As   permitted  by  Section  180.0858,  the
     Registrant  has adopted indemnification provisions
     in  its  By-Laws which closely track the statutory
     indemnification  provisions  of  the   WBCL   with
     certain exceptions. In particular, Article VII  of
     the   Registrant's  By-Laws,  among  other  items,
     provides   that   (i)  an  individual   shall   be
     indemnified  unless  it  is  determined  by  final
     judicial   adjudication   that   such   individual
     breached   or  failed  to  perform  a  duty   such
     individual owed to the Registrant and (ii) payment
     or  reimbursement of expenses, subject to  certain
     limitations,   will  be  mandatory   rather   than
     permissive.    The   Registrant   has    purchased
     directors' and officers' liability insurance which insures the Registrant's officers and directors against certain liabilities which may arise under the Securities Act.

          The Registrant has entered into agreements to
     indemnify  its directors and certain officers,  in
     addition  to the indemnification provided  for  in
     the  Company's  By-Laws.  These  agreements  will,
     among   other  things,  indemnify  the   Company's
     directors and certain of its officers to the full extent permitted by the WBCL for any claims, liabilities, damages, judgments, penalties, fines, settlements, disbursements or expenses (including attorneys' fees) incurred by such person in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of the Company.

           In addition, the Company has directors' and officers' insurance that insures against certain liabilities which may arise under the Securities
     Act of 1933, as amended, subject to applicable restrictions.

            Under Section 180.0828 of the WBCL, a director of the Registrant is not personally liable for breach of or failure to perform any duty resulting solely from his or her status as a director, unless it shall be proved that the director's conduct constituted conduct described in the first paragraph of this item.

Item 8.  Exhibits

   4      Registrant's 2000 Executive  Long  Term
          Incentive Plan (incorporated by reference to the Registrants Proxy Statement for the 2000
          Annual  Meeting of Shareholders  dated  April
          17, 2000).

   5      Opinion   of  Godfrey  &  Kahn,   S.C.
          regarding legality of the Common Stock being registered.

   23.1   Consent of Deloitte & Touche LLP.

   23.2   Consent  of  Godfrey  &   Kahn,   S.C.
          (included in Exhibit 5).

   24     Powers of Attorney for Directors of the
          Registrant.

Item 9.  Undertakings *

     The Registrant hereby undertakes:

     (a)  (1)(iii)  To file, during any period in which
     offers  or  sales are being made, a post-effective
     amendment   to  this  Registration  Statement   to
     include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
     Statement.

          (2)  That, for the purpose of determining any
     liability  under the Securities Act  of  1933,  as
     amended  (the "Securities Act"), each  such  post-
     effective amendment shall be deemed to  be  a  new
     registration statement relating to the  securities
     offered   therein,  and  the  offering   of   such
     securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove from registration by means of
     a  post-effective amendment any of the  securities
     being  registered  which  remain  unsold  at   the
     termination of the offering.

     (b)   That,   for  purposes  of  determining   any
     liability under the Securities Act, each filing of
     the Registrant's annual report pursuant to Section
     13(a) or Section 15(d) of the Exchange Act that is
     incorporated  by  reference  in  the  Registration
     Statement shall be deemed to be a new registration
     statement  relating  to  the  securities   offered
     therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)   Insofar  as indemnification for  liabilities
     arising  under the Securities Act may be permitted
     to  directors, officers and controlling persons of
     the   Registrant   pursuant  to   the   provisions
     described in Item 6 of this Registration Statement
     or otherwise, the Registrant has been advised that
     in  the  opinion  of the Securities  and  Exchange
     Commission such indemnification is against  public
     policy as expressed in the Securities Act and  is,
     therefore,  unenforceable.  In the  event  that  a
     claim for indemnification against such liabilities
     (other  than  the  payment by  the  Registrant  of
     expenses  incurred or paid by a director,  officer
     or  controlling  person of the Registrant  in  the
     successful   defense  of  any  action,   suit   or
     proceeding) is asserted by such director,  officer
     or  controlling  person  in  connection  with  the
     securities being registered, the Registrant  will,
     unless  in  the opinion of its counsel the  matter
     has  been settled by controlling precedent, submit
     to   a  court  of  appropriate  jurisdiction   the
     question  whether such indemnification  by  it  is
     against   public  policy  as  expressed   in   the
     Securities Act and will be governed by the final adjudication of such issue.


     *  Paragraphs correspond to Item 512 of Regulation S-K.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act
of   1933,  the  Registrant  certifies  that   it   has
reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on October 5,
2000.

                              SHOPKO STORES, INC.

                               By:    /s/ William  J. Podany
                                     William J. Podany, Chairman,
                                     President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                        Title                             Date

/s/ William J. Podany     Chairman, President, Chief Executive  October 5, 2000
----------------------    Officer  and  Acting Chief Financial
William J. Podany         Officer (Principal Executive Officer
                          and Principal  Financial Officer)


/s/ John E. Gustavson     Chief Accounting Officer              October 5, 2000
---------------------     (Principal Accounting Officer)
John Gustavson


      *                   Director                              October 5, 2000
---------------------
Jack W. Eugster


      *                   Director                              October 5, 2000
---------------------
Jeffrey C. Girard


      *                   Director                              October 5, 2000
---------------------
Dale P. Kramer


      *                   Director                              October 5, 2000
---------------------
John G. Turner


      *                   Director                              October 5, 2000
---------------------
Stephen E. Watson


      *                   Director                              October 5, 2000
---------------------
Gregory H. Wolf


*By:  /s/  William J. Podany
    --------------------------
     William J. Podany
     Attorney-in-Fact pursuant to authority granted by
     Powers of Attorney filed herewith as Exhibit 24.

                     EXHIBIT INDEX


    4     Registrant's 2000 Executive  Long  Term
          Incentive Plan (incorporated by reference to the Registrant's Proxy Statement for the 2000
          Annual  Meeting of Shareholders  dated  April
          17, 2000).

   5      Opinion   of  Godfrey  &  Kahn,   S.C.
          regarding legality of the Common Stock being registered.

   23.1   Consent of Deloitte & Touche LLP.

   23.2   Consent  of Godfrey  &  Kahn,
          S.C. (included in Exhibit 5).

   24 Powers of Attorney for Directors of the Registrant.